UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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HyreCar Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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355 South Grand Avenue, Suite 1650
Los Angeles, CA 90071

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2020

Dear Stockholder:

We are pleased to invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of HyreCar Inc. (“HyreCar” or the “Company”), which will be held on June 10, 2020 at 10:00 a.m. Pacific Time.

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format at https://www.issuerdirect.com/virtual-event/hyre.

In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	To elect two (2) Class II members to our board of directors;

2.	To ratify the appointment of dbbmckennon as our independent registered public accounting firm for our fiscal year ending December 31, 2020 and

3.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our Board has fixed April 20, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Proxy Statement.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting at https://www.issuerdirect.com/virtual-event/hyre you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Grace Mellis
Grace Mellis Chairman of the Board of Directors
April 29, 2020

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares via proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save HyreCar the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

355 South Grand Avenue, Suite 1650
Los Angeles, CA 90071

PROXY STATEMENT FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2020

The Board of Directors (the “Board” or “Board of Directors”) of HyreCar Inc. (“HyreCar” or the “Company”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 10, 2020, at 10:00 a.m. Pacific Time, in a virtual format online by accessing https://www.issuerdirect.com/virtual-event/hyre and at any adjournment thereof.

This proxy statement contains information relating to the Annual Meeting. This year’s annual meeting of shareholders will be held as a virtual meeting. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the annual meeting online via a live webcast by visiting https://www.issuerdirect.com/virtual-event/hyre. In addition to voting by submitting your proxy prior to the annual meeting, you also will be able to vote your shares electronically during the annual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process will expedite shareholders’ receipt of the proxy materials, lower the costs of the annual meeting and help to conserve natural resources. On or about April 30, 2020, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. Only stockholders who owned our common stock on April 20, 2020 are entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on June 10, 2020:

The Notice of Meeting, Proxy Statement and 2019 Annual Report on Form 10-K are available at and https://www.iproxydirect.com/hyre

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing a proxy card, as more fully described herein, you are designating Joseph Furnari and Scott Brogi, our Chief Executive Officer and Chief Financial Officer, respectively, as your proxies for the Annual Meeting and you are authorizing Messrs. Furnari and Brogi to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Messrs. Furnari and Brogi as proxies to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the 2020 Annual Meeting of stockholders. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote over the Internet.

On or about April 30, 2020, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet. Only stockholders who owned our common stock on April 20, 2020 are entitled to vote at the Annual Meeting.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 10, 2020, at 10:00 a.m. Pacific Time in a virtual format online by accessing https://www.issuerdirect.com/virtual-event/hyre. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The Board has fixed the close of business on April 20, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 16,468,335 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice has been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners who held shares of our common stock on the Record Date, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are two matters scheduled for a vote:

1.	To elect two (2) Class II members to our board of directors; and

2.	To ratify the appointment of dbbmckennon as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

MAIL	INTERNET	PHONE	ONLINE AT THE MEETING

Mailing your signed proxy card or voter instruction card.	Using the Internet at https://www.iproxydirect.com/hyre	1-866-752-VOTE(8683)	You can vote at the meeting at www.issuerdirect.com/virtual-event/hyre

You may also complete the Proxy Card and Fax to (202) 521-3464.

Stockholders of Record

If you are a registered shareholder, you may vote by mail, Internet, phone, or fax by following the instructions in the Notice. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Eastern Time on June 9, 2020. Our Board’s designated proxies, Messrs. Furnari and Brogi, will vote your shares according to your instructions. If you attend the live webcast of the annual meeting you also will be able to vote your shares electronically at the meeting up until the time the polls are closed.

Beneficial Owners of Shares Held in Street Name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote or to request a paper or email copy of our proxy materials. The materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the Notice or voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting and whether, if you attend the live webcast of the Annual Meeting, you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 8,234,168 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of two (2) Class II members of our board of directors; and

2.	“For” the ratification of the appointment of dbbmckennon as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Messrs. Furnari and Brogi, the Board’s designated proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: (i) Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal; and (ii) Proposal No. 2 for the ratification of the appointment of dbbmckennon as our independent registered public accounting firm for our fiscal year ending December 31, 2020 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our common stock is listed on the Nasdaq Capital Market.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the one nominee receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	“FOR” “WITHHOLD”
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our Amended and Restated Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, votes that are “WITHHELD” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Additionally, abstentions will have the effect as a vote “AGAINST” Proposal No. 2.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

If you are a registered stockholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Corporate Secretary, at 355 South Grand Avenue, Suite 1650, Los Angeles, CA 90071, either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the live webcast of the Annual Meeting you may revoke your proxy or change your proxy vote by voting electronically at the meeting. Your attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Who is Paying for the Expenses Involved in Preparing this Proxy Statement?

All of the expenses involved in preparing and assembling these proxy materials and mailing the Notice (and any paper materials, if requested) and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

HyreCar stockholders do not have appraisal rights under Delaware law or under HyreCar’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2021 Annual Meeting?

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than December 30, 2020, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Pursuant to our Amended and Restated Bylaws, nothing in the procedure described in the sentence above shall be deemed to affect the rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule l4a-8 under the Exchange Act.

Stockholders who intend to present a proposal at our 2021 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after February 10, 2021 but no later than March 12, 2021. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Excluding Proposal 1 (Election of Directors), Do the Company’s Executive Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board and executive officers of HyreCar do not have any substantial interest, direct or indirect, in Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm.

PROPOSAL No. 1

ELECTION OF DIRECTORS

HyreCar’s Amended and Restated Bylaws currently specify that the number of directors shall consist of at least one member, the exact number of which shall be determined from time to time by resolution of the Board of Directors. The Board of Directors currently has five (5) members. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the directors are divided into three (3) classes and are elected for staggered terms of three years each, with a term of office of one of the three classes of directors expiring at the annual meeting of the Company’s stockholders each year. At the Annual Meeting, stockholders will elect two (2) members to the Board, who will serve as a Class II directors, to hold office until the 2023 Annual Meeting of Stockholders. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Joseph Furnari and Jayaprakash Vijayan for election as Class II directors for a term of office of three (3) years. Each of Messrs. Furnari and Vijayan have consented to being named as a nominee for director of HyreCar and have agreed to serve if elected.

The terms of our Class III directors, Grace Mellis and Brooke Skinner Ricketts, will expire at the Annual Meeting of Stockholders in 2021. The term of our Class I director, Michael Root, will expire at the Annual Meeting of Stockholders in 2022. Each director will hold office for the term to which he or she is elected, or until his or her successor is duly elected and qualifies or until the director’s earlier resignation or removal.

It is the intention of the Board’s proxy agents, Messrs. Furnari and Brogi, unless otherwise directed, to vote such proxies for the election of the Board’s Class II nominees. Should any of such nominees be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board.

Directors are elected by a plurality of votes cast by stockholders. In the event the nominee is unable or unwilling to serve as director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy or the size of the Board will be reduced in accordance with our Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a Class II director if elected.

Assuming a quorum is present, the nominees receiving the highest number of affirmative votes of shares entitled to be voted for such positions will be elected as Class II directors of the Company. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as Class II directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Class II Director Nominees

Listed below are the persons nominated by our Board for the position of Class II Directors to hold office until their respective successors are elected and qualified, and their respective ages as of April 29, 2020.

Name	Age	Position
Joseph Furnari	39	Director
Jayaprakash Vijayan	47	Director

Joseph Furnari — Director, Chief Executive Officer

Joseph Furnari has served as our Chief Executive Officer since January 2017. From May 2016 until his appointment as Chief Executive Officer, Mr. Furnari served as our Chief Financial Officer. Prior to joining HyreCar, from May 2014 to April 2016, Mr. Furnari served as Vice President of Portfolio Management at The Palisades Group, LLC , where he managed a $5.2 billion portfolio of single family residential whole loan pools. From October 2009 to April 2014, he served as Assistant Vice President of Securitized Products Valuation at Morgan Stanley. From April 2006 to October 2009, Mr. Furnari served as a Senior Analytics Analyst at JP Morgan Chase & Co. Mr. Furnari holds a BBA in Finance from the Lubin School of Business at Pace University. We believe Mr. Furnari is qualified to serve as a member of our Board due to his extensive experience in the financial services industry.

Jayaprakash “Jay” Vijayan — Director

Jayaprakash “Jay” Vijayan has served as a member of our Board since April 2019. Mr. Vijayan is currently the Founder and Chief Executive Officer of Tekion Corp. (2016 to present), an innovative startup technology company serving the automotive retail industry. He served at Tesla, Inc. as its Chief Information Officer (NASDAQ: TSLA), from 2012 to 2016 and was responsible for the company’s information systems, including applications, infrastructure, network, operations, and corporate and product security. Prior to Tesla, from 2007 to 2012, Mr. Vijayan led the IT Business Applications organization for VMware, Inc. (NYSE: VMW) and led product development teams for Oracle (NYSE: ORCL). Since June 2018, Mr. Vijayan has served on the Board of NIC Inc., a digital government software and service provider for federal, state, and local governments in the United States (NASDAQ: EGOV). Mr. Vijayan holds a BS and MS in Geology from the University of Madras in Chennai, Tamil Nadu, India. We believe Mr. Vijayan is qualified to serve on our Board because of his extensive industry and public company board member experience.

Director Independence

The Board periodically reviews relationships that directors have with our company to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from us, are not an affiliated person of our company or our subsidiaries (e.g., an officer or a greater than 10% stockholder) and are independent within the meaning of applicable United States laws, regulations and the Nasdaq Capital Market listing rules. In this latter regard, the Board uses the Nasdaq Marketplace Rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of our directors are independent, solely in order to comply with applicable SEC disclosure rules.

Based on the above, the Board considers Grace Mellis, our Chairman, Brooke Skinner Ricketts, Michael Root, and Jayaprakash Vijayan to be “independent” members of our Board.

Information Regarding the Board of Directors and Corporate Governance

Classified Board of Directors

In accordance with the terms of our amended and restated certificate of incorporation and our amended and restated, our Board is divided into three classes. The members of each class serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. The classes are composed as follows:

●	Michael Root is a Class I director, whose term will expire at the annual meeting of stockholders to be held in 2022;

●	Joseph Furnari and Jayaprakash Vijayan are Class II directors, whose term will expire at this Annual Meeting; and

●	Grace Mellis and Brooke Skinner Ricketts are Class III directors, whose term will expire at the annual meeting of stockholders to be held in 2021.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will continue to be apportioned as nearly equal in number as possible. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.

When considering whether directors have the experience, qualifications, attributes and skills to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on the information discussed in each of the directors’ individual biographies as set forth in this proxy statement.

Board Responsibilities and Structure

The Board oversees, counsels and directs management in the long-term interest of HyreCar and its stockholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of HyreCar. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The following table identifies our independent and non-independent Board and Committee members in accordance with NASDAQ Listing Rule 5605(a)(2):

Name	Independent	Audit	Compensation	Corporate Governance/ Nominating
Joseph Furnari
Grace Mellis	X	X*	X*	X*
Michael Root
Brooke Skinner Ricketts	X	X	X	X
Jayaprakash Vijayan	X	X

*	Chairman of the committee

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2019, the Board held a total of 4 meetings and acted by unanimous written consent 9 times, the Audit Committee held a total of 4 meetings and did not take any action by unanimous written consent, the Compensation Committee held a total of 1 meeting and did not take any action by unanimous written consent and the Corporate Governance/Nominating Committee held a total of one meeting and did not take any action unanimous written consent. None of our incumbent directors attended fewer than 75% of the total number of meetings held by the Board and the committees on which the director served during fiscal year 2019.

Policy Regarding Attendance at Annual Meetings of Stockholders

The Company does not have a policy with regard to Board members’ attendance at annual meetings of stockholders.

Leadership Structure and Risk Oversight

As Chairman, Ms. Mellis serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the Board, committee chairs and management, she presides over meetings of the Board. Ms. Mellis has developed an extensive knowledge of our Company, its challenges and opportunities and has a productive working relationship with our senior management team.

The Board, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect the Chairman to organize those functions.

The Board has three standing committees: Audit, Compensation, and Corporate Governance/Nominating. The membership of each of the committees of the Board is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has responsibility for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing our Company. Senior management usually attends our regular quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our key areas of operations.

Board Committees

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operate pursuant to a charter adopted by our Board. Copies of each charter are posted on the corporate governance section of our website at www.hyrecar.com. Each committee has the composition and responsibilities described below. Our Board may establish other committees from time to time.

Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the audit committee, compensation committee, and nominating and corporate governance committee independence requirements. All members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our Registration Statement on Form S-1 for our initial public offering.

Audit Committee

Grace Mellis, Brooke Skinner Ricketts, and Jayaprakash Vijayan serve on the audit committee, which is chaired by Ms. Mellis. Our Board has determined that Ms. Mellis, Ms. Skinner Ricketts, and Mr. Vijayan are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each member has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Ms. Mellis as an “audit committee financial expert,” as defined under the applicable rules of the SEC.

The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

Compensation Committee

Grace Mellis and Brooke Skinner Ricketts serve on the compensation committee, which is chaired by Ms. Mellis. Our Board has determined that both Ms. Mellis and Ms. Skinner Ricketts are “independent” as defined in the applicable Nasdaq rules.

The compensation committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

●	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

●	reviewing and approving the compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and making recommendations to our Board about our policies and procedures for the grant of equity-based awards;

●	evaluating and making recommendations to the Board about director compensation;

●	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Corporate Governance/Nominating Committee

Grace Mellis and Brooke Skinner Ricketts serve on the nominating and corporate governance committee, which is chaired by Ms. Mellis. Our Board has determined that both Ms. Mellis and Ms. Skinner Ricketts are “independent” as defined in the applicable Nasdaq rules.

The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the Board criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

●	reviewing the size and composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying individuals qualified to become members of the Board;

●	recommending to the Board the persons to be nominated for election as directors and to each of the board’s committees;

●	developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines; and

●	overseeing the evaluation of our Board and management.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our code of business conduct and ethics can be found on our website at www.hyrecar.com. A copy of our code of business conduct and ethics may be obtained without charge upon written request to Secretary, HyreCar Inc., 355 South Grand Avenue, Suite 1650, Los Angeles, CA 90071. If we make any substantive amendments to our code of business conduct and ethics or grant any waiver from a provision of the code of business conduct and ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website (www.hyrecar.com) and/or in our public filings with the SEC.

Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to HyreCar Inc., 355 S. Grand Avenue, Suite 1650, Los Angeles, CA 90071, Attention: Mr. Joseph Furnari. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Vote Required

The election of our nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE HYRECAR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE CLASS II DIRECTOR NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL No. 1.

PROPOSAL No. 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2020

The Board has appointed dbbmckennon to serve as our independent registered public accounting firm for the year ending December 31, 2020. dbbmckennon has provided services in connection with the audit of HyreCar’s financial statements for the years ended December 31, 2016 through December 31, 2019.

The Audit Committee and the Board are requesting that stockholders ratify the selection of dbbmckennon. The Audit Committee and the Board are not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of HyreCar and its stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of dbbmckennon is expected to be present in person or by telephone at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by dbbmckennon, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2019	2018
Audit fees(1)	$177,374	113,106
Tax fees(2)	4,000	2,890
Total fees	$181,374	115,996

(1)	Audit fees consist of fees for professional services performed by dbbmkennon for the audit and review of our financial statements, preparation and filing of our registration statements, including issuance of comfort letters.

(2)	Tax fees consist of fees for professional services performed by dbbmkennon with respect to tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. No non-audit services were performed by our independent registered public accounting firm during the years ended December 31, 2019 and 2018. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by dbbmckennon.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of dbbmckennon as HyreCar’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

THE HYRECAR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DBBMCKENNON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter, which is available on our website at http://ir.hyrecar.com under “Governance.”

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2019.

We have discussed with dbbmckennon, the Company’s independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

We have received the written disclosures and the letter from dbbmckennon required by applicable requirements of the PCAOB regarding dbbmckennon’s communications with the Audit Committee concerning independence, and have discussed with dbbmckennon, their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Grace Mellis, Chairman Brooke Skinner Ricketts Jayaprakash Vijayan

MANAGEMENT

Executive Officers and Board of Directors

The following table sets forth the names, ages and positions of our current executive officers and directors:

Name	Age	Position
Joseph Furnari	39	Chief Executive Officer and Director
Scott Brogi	55	Chief Financial Officer
Henry Park	49	Chief Operating Officer
Michael Furnari	35	Chief Business Development Officer
Grace Mellis	48	Chairman of the Board of Directors
Brooke Skinner Ricketts	39	Director
Michael Root	59	Director
Jayaprakash Vijayan	47	Director

See page 8 of this Proxy Statement for the biographies of Joseph Furnari and Jayaprakash Vijayan.

Board of Directors

Class I Directors

Michael Root — Director

Michael Root is a seasoned technology executive and developer and has served as a member of our Board since June 2019. Since January 2019, Mr. Root has been Chief Technology Officer of Get Help.com, a service provider in the treatment industry. Since September 2018, Mr. Root has also served as a Partner and Chief Technology Officer of EB-5 Equity Development Partners, a commercial real estate development and asset management firm that specializes in structuring and managing institutional-quality, high-return, risk-adjusted equity investments, exclusively for EB-5 investors seeking their permanent resident status in the United States. Mr. Root is also the co-founder and co-Chief Executive Officer of E Commerce Medicine, Inc., an e-commerce supplement business. From October 2016 to June 2017, Mr. Root was the Chief Technology Officer of Dog Vacay, a dog boarding service that was later acquired by A Place for Rover, Inc (“Rover”). From November 2008 to March 2015, Mr. Root was the Technology Director for Riot Games Inc., a video game company. Mr. Root received a B.S. in nuclear engineering from the University of Wisconsin — Madison in 1994. We believe Mr. Root is qualified to serve on our Board due to his business and technology experience.

Class III Directors

Grace Mellis — Chairman of the Board of Directors

Grace Mellis has served as a member of our Board since January 2018. Grace is the founder and director of IGA Capital since August 2016, which is focused on finance and management advisory services. From November 2013 to July 2016, Ms. Mellis served in various roles at Greendot Corporation including SVP Corporate Finance and Business Intelligence and Chief Financial Officer. Prior to that, Ms. Mellis was at JP Morgan from November 2004 to November 2013 in a number of roles, including Managing Director and Chief Financial Officer in their Corporate and Investment Bank covering Investor Services and Treasury and Securities Services Businesses and Head of International Strategy and Business Development. Ms. Mellis holds both a Bachelor’s degree and Masters of Business Administration from Harvard University. We believe Ms. Mellis is qualified to serve on our Board due to her extensive background in finance and business management.

Brooke Skinner Ricketts — Director

Brooke Skinner Ricketts has served as a member of our Board since July 2018. Ms. Skinner Ricketts brings nearly two decades of relevant marketing and automotive industry expertise to HyreCar, and currently serves as Chief Marketing Officer for Cars.com, a position she has held since 2016. Prior to Cars.com, Ms. Skinner Ricketts served as vice president of brand and design of Avant, an online fintech platform that provides credit alternatives consumers from 2016 to 2017. Before Avant, Ms. Skinner Ricketts was head of brand strategy at Twitter, responsible for revenue-driving creative ideas for Fortune 200 clients. Prior to that, Ms. Skinner Ricketts worked at leading advertising agency Foote Cone & Belding before becoming the head of Brand Strategy at Digitas in Chicago and San Francisco. Ms. Skinner Ricketts has a BA from Bard College. We believe Ms. Skinner Ricketts is qualified to serve on our Board because of her extensive industry and business experience.

Executive Officers

Scott Brogi — Chief Financial Officer

Scott Brogi has prior Chief Financial Officer experience and has held leadership roles at public and private companies across various sectors, including education, entertainment, healthcare and internet services. Prior to joining HyreCar in September 2018, from January 2016 to June 2018, Mr. Brogi was Chief Operating Officer of Teaching Channel, Inc., an education technology company which was acquired by a private equity firm in June 2018. From March 2014 to December 2015, Mr. Brogi was the Chief Financial Officer of Jumpstart Games, Inc., an educational gaming company. From September 2010 to February 2014, Mr. Brogi was the Vice President of Commercialization and Division Chief Financial Officer at Apollo Education Group (then Nasdaq: APOL). Prior to Apollo, Mr. Brogi was Vice President, Finance and Business Development at Pictage, Inc., where he helped create and execute an organic growth strategy in the professional photography space from startup though exit to global private equity firm Apax Partners. Scott began his career in Corporate Finance with Chase Manhattan in New York and Washington, D.C. Mr. Brogi holds a BS in Finance from Syracuse University, an MS in Finance from Loyola College in Maryland, and an MBA in Entrepreneurial Finance from the UCLA Anderson School of Management.

Michael Furnari — Chief Business Development Officer

Michael Furnari has served as our Director of Sales since May 2016 and as our Chief Business Development Officer since October 2017. From August 2016 until June 2018, Mr. Furnari served as our Secretary. From August 2016 until January 2017 and again from April 2017 until January 10, 2018, Mr. Furnari served as member of our Board. Prior to joining HyreCar, from June 2013 to May 2016, Mr. Furnari served as Sales Manager at Hyatt Residence Group (HRG) Carmel Highlands, the highest volume property in the group’s portfolio. From December 2010 to June 2013, Mr. Furnari served as Facilities Manager at Target Corporation. Mr. Furnari holds a BA in Economics from the University of California, Santa Cruz and an MBA from California State University, Monterey Bay.

Henry Park — Chief Operating Officer

Henry Park has over 15 years of national and local sales and marketing experience in enterprise sales and digital marketing. Prior to joining HyreCar in October 2018, from February 2016 to October 2018, Mr. Park was Chief Operating Officer and Head of Marketing at SearchForce, a paid search and social media bid management platform for digital marketers, where he oversaw the development and integration of successful marketing plans and media strategies. From February 2008 to February 2016, Mr. Park served as the Executive Director of Traffic Acquisition at YP.com, where he established strategies for lead acquisition for thousands of local advertisers.

Family Relationships

Messrs. Joseph Furnari and Michael Furnari are brothers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Arrangement between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including our directors, pursuant to which the officer was selected to serve as an officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of April 20, 2020 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our named executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of April 20, 2020. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o HyreCar Inc., 355 South Grand Avenue, Suite 1650, Los Angeles, CA 90071.

Name of Beneficial Owner	Number of Shares	Percentage(1)
Executive officers and directors:
Grace Mellis(2)	324,750	1.94%
Michael Root(3)	37,500	* %
Joseph Furnari(4)	837,177	5.00%
Brooke Skinner Ricketts(5)	101,250	* %
Scott Brogi(6)	177,765	1.07%
Michael Furnari(7)	890,270	5.30%
Henry Park(8)	150,400	* %
Jayaprakash Vijayan(9)	37,500	* %
All Officers and Directors as a group (7 persons)	2,556,612	14.40%

5% or greater holders:
Lynrock Lake LP(10)	1,428,958	8.68%
Portolan Capital Management, LLC(11)	876,131	5.32%
ACT Capital Management, LLLP(12)	860,000	5.22%
West Elk Partners, LP(13)	850,597	5.17%

*	less than 1%

(1)	As of April 20, 2020, 16,468,335 shares of our common stock were outstanding. Shares of common stock currently issuable or issuable within 60 days of the date of April 20, 2020 are deemed to be outstanding in computing the percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person.

(2)	Includes (i) 86,000 shares of common stock held by Ms. Mellis; and (ii) 238,750 shares of common stock currently issuable or issuable within 60 days of April 20, 2020 pursuant to options held by Ms. Mellis. Excludes (i) 56,250 shares of common stock issuable upon exercise of options held by Ms. Mellis that vest more than 60 days from April 20, 2020; and (ii) 45,000 restricted stock unites held by Ms. Mellis that vest more than 60 days from April 20, 2020.

(3)	Includes (i) 28,125 shares of common stock currently issuable or issuable within 60 days of April 20, 2020 pursuant to options held by Mr. Root; and (ii) 9,375 restricted stock units held by Mr. Root that are currently vested. Excludes (i) 46,875 shares of common stock issuable upon exercise of options held by Mr. Root that vest more than 60 days from April 20, 2020; and (ii) 15,625 restricted stock units held by Mr. Root that vest more than 60 days from April 20, 2020.

(4)	Includes (i) 563,207 shares of common stock beneficially held by Mr. J. Furnari; and (ii) 273,570 shares of common stock currently issuable or issuable within 60 days of April 20, 2020 pursuant to options held by Mr. J. Furnari; and (iii) 400 restricted stock units held by Mr. J. Furnari that are currently vested. Excludes (i) 75,000 shares of common stock issuable upon exercise of options held by Mr. J. Furnari that vest more than 60 days from April 20, 2020; and (ii) 100,000 restricted stock units that vest more than 60 days from April 20, 2020.

(5)	Includes 101,250 shares of common stock currently issuable or issuable within 60 days of April 20, 2020 pursuant to options held by Ms. Skinner Ricketts. Excludes (i) 46,250 shares of common stock issuable upon exercise of options held by Ms. Skinner Ricketts that vest more than 60 days from April 20, 2020; and (ii) 25,000 restricted stock units held by Ms. Skinner Ricketts that vest more than 60 days from April 20, 2020.

(6)	Includes (i) 27,365 shares of common stock held by Mr. Brogi; (ii) 150,000 shares of common stock currently issuable or issuable within 60 days of April 20, 2020 pursuant to options held by Mr. Brogi; and (iii) 400 restricted stock units held by Mr. Brogi that are currently vested. Excludes (i) 150,000 shares of common stock issuable upon exercise of options held by Mr. Brogi that vest more than 60 days from April 20, 2020; and (ii) 100,000 restricted stock units that vest more than 60 days from April 20, 2020.

(7)	Includes (i) 590,807 shares of common stock held by Mr. M. Furnari; (ii) 242,320 shares of common stock currently issuable or issuable within 60 days of April 20, 2020 pursuant to options held by Mr. M. Furnari; (iii) 57,143 shares of common stock currently issuable pursuant to warrants held by Mr. M. Furnari; and (iv) 400 restricted stock units held by Mr. M. Furnari that are currently vested. Excludes (i) 56,250 shares of common stock issuable upon exercise of options held by Mr. Furnari that vest more than 60 days from April 20, 2020; and (ii) 100,000 restricted stock units that vest more than 60 days from April 20, 2020.

(8)	Includes (i) 150,000 shares of common stock currently issuable or issuable within 60 days of April 20, 2020 pursuant to options held by Mr. Park; and (ii) 400 restricted stock units held by Mr. Park that are currently vested. Excludes (i) 150,00shares of common stock issuable upon exercise of options held by Mr. Park that vest more than 60 days from April 20, 2020; (ii) 100,000 restricted stock units that vest more than 60 days from April 20, 2020.

(9)	Includes (i) 28,125 shares of common stock currently issuable or issuable within 60 days of April 20, 2020 pursuant to options held by Mr. Vijayan; and (ii) 9,375 restricted stock units held by Mr. Vijayan that are currently vested. Excludes (i) 46,875 shares of common stock issuable upon exercise of options held by Mr. Vijayan that vest more than 60 days from April 20, 2020; and (ii) 15,625 restricted stock units held by Mr. Vijayan that vest more than 60 days from April 20, 2020.

(10)	Solely based on the Company’s review of filings made on a Schedule 13G with the SEC, 1,428,958 shares are directly held by Lynrock Lake Master Fund LP (“Lynrock Lake Master”) Lynrock Lake LP (the “Investment Manager”) is the investment manager of Lynrock Lake Master, and pursuant to an investment management agreement, the Investment Manager has been delegated full voting and investment power over securities of the Issuer held by Lynrock Lake Master. Cynthia Paul, the Chief Investment Officer of the Investment Manager and Sole Member of Lynrock Lake Partners LLC, the general partner of the Investment Manager, may be deemed to exercise voting and investment power over securities of the Issuer held by Lynrock Lake Master.

(11)	Solely based on the Company’s review of filings made on a Schedule 13G with the SEC, 876,131 shares are beneficially owned (i) directly by Portolan Capital Management, LLC, a registered investment adviser, in its capacity as investment manager for various clients, and (ii) indirectly by George McCabe, the Manager of Portolan Capital Management, LLC.

(12)	Solely based on the Company’s review of filings made on a Schedule 13G with the SEC, ACT Capital Management, LLLP is the beneficial owner of 860,000 shares. Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP. Investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners.

(13)	Solely based on the Company’s review of filings made on a Schedule 13G with the SEC, 850,597 shares are directly held by West Elk Partners, LP (“West Elk Partners”), whose general partner is West Elk, LLC (the “General Partner”) and whose investment adviser is West Elk Capital, LLC (the “Investment Adviser”). The General Partner and the Investment Adviser could each be deemed to be indirect beneficial owners of the reported shares, and could be deemed to share such beneficial ownership with West Elk Partners.

EXECUTIVE COMPENSATION

The following is a discussion of compensation arrangements of our named executive officers (the “Named Executive Officers”). As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our Named Executive Officers for the year ended December 31, 2019 include our principal executive officer and the next most highly compensated executive officers during the year ended December 31, 2019:

●	Joseph Furnari;

●	Scott Brogi; and

●	Henry Park.

Summary Compensation Table

The following table summarizes the compensation of our Named Executive Officers during the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Joseph Furnari,	2019	185,000	10,000	1,480		99,369	-	295,849
Chief Executive Officer	2018	125,667		-	(2)	11,042	-	136,709

Scott Brogi,	2019	175,000	-	1,480		113,507	-	289,987
Chief Financial Officer	2018			-		12,301	-

Henry Park,	2019	175,000	-	1,480		103,298	-	279,778
Chief Operating Officer	2018			-		6,903	-

(1)	Reflects the aggregate grant date fair value computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our financial statements, which are included in our Annual Report on Form 10-K, filed with the SEC on April 14, 2020. These amounts do not necessarily correspond to the actual value that may be recognized by the Named Executive Officers.

(2)	Reflects the aggregate grant date fair value computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our financial statements, which are included in our Annual Report on Form 10-K, filed with the SEC on April 14, 2020. These amounts do not necessarily correspond to the actual value that may be recognized by the Named Executive Officers.

Employment Agreements

Named Executive Officers

Joseph Furnari — Chief Executive Officer, Director

On September 12, 2016, the Company entered into an employment agreement with Mr. Joseph Furnari to act as the company’s Chief Financial Officer, which may be terminated by the company at any time, for any reason, with or without cause. Compensation under the agreement includes an annual salary of $48,000. Subject to the discretion of the board, Mr. Furnari will be considered for an annual incentive bonus. In addition, the agreement also provided for the grant of 489,025 restricted shares of the Company’s common stock under the Company’s 2016 Equity Incentive Plan. In October 2016, Mr. Furnari’s annual salary was increased to $100,000. On April 6, 2017, we granted from the 2016 Equity Incentive Plan options for the purchase of 148,570 shares of our common stock to Mr. Furnari. The exercise price per share is $0.71. On August 30, 2018, the Compensation Committee of the Board of Directors approved new base compensation for Mr. Furnari, effective September 1, 2018, in the amount of $185,000 annually. On January 9, 2020, the Compensation Committee of the Board approved new base compensation for Mr. Furnari, effective January 1, 2020, in the amount of $215,000 annually. Also on January 9, 2020, the Compensation Committee approved a year-end bonus for Mr. Brogi in the amount of $35,000.

Scott Brogi — Chief Financial Officer

On October 24, 2018, the Company has entered into an Employment Agreement with Mr. Brogi (the “Brogi Employment Agreement”), pursuant to which he receives a base salary at the annual rate of $175,000, payable in accordance with the Company’s standard payroll schedule, and stock options to purchase up to 150,000 shares of common stock under the Company’s 2018 Equity Incentive Plan, which vest as follows: 25% of the options vest on the first anniversary of the Vesting Commencement Date (as defined in the Brogi Employment Agreement); and (ii) the remaining 75% of the options vest and become exercisable in 12 successive equal quarterly installments. On January 9, 2020, the Compensation Committee of the Board approved new base compensation for Mr. Brogi, effective January 1, 2020, in the amount of $200,000 annually. Also on January 9, 2020, the Compensation Committee approved a year-end bonus for Mr. Brogi in the amount of $35,000.

Henry Park — Chief Operating Officer

On October 24, 2018, the Company has entered into an Employment Agreement with Mr. Park (the “Park Employment Agreement”), pursuant to which he receives a base salary at the annual rate of $175,000, payable in accordance with the Company’s standard payroll schedule, and stock options to purchase up to 140,000 shares of common stock under the Company’s 2018 Equity Incentive Plan, which vests as follows: 25% of the options vest on the first anniversary of the Vesting Commencement Date (as defined in the Park Employment Agreement); and (ii) the remaining 75% of the options vest and become exercisable in 12 successive equal quarterly installments. On January 9, 2020, the Compensation Committee of the Board approved new base compensation for Mr. Park, effective January 1, 2020, in the amount of $200,000 annually. Also on January 9, 2020, the Compensation Committee approved a year-end bonus for Mr. Park in the amount of $25,000.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table presents information concerning unexercised options and unvested restricted stock awards for each Named Executive Officer outstanding as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Joseph Furarni
Chief Executive Officer	129,999	148,750				400	1,652
Scott Brogi
Chief Financial Officer	150,000	46,875				400	1,652
Henry Park
Chief Operating Officer	140,000	35,000				400	1,652

Director Compensation

The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2019 for services to our company.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Option Awards ($)(2)	Total ($)
Grace Mellis	36,000	23,239	101,626	160,865
Brooke Skinner Ricketts	-	12,910	93,310	106,220
Michael Root	-	25,486	33,105	58,591
Jayaprakash Vijayan	-	47,346	62,962	110,308

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718.

(2)	Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718.

Our 2016 Equity Incentive Plan

Our Board and stockholders adopted our 2016 Equity Incentive Plan on August 27, 2016.

Share Reserve.    As of December 31, 2019, we had 2,173,533 shares of common stock issuable pursuant to outstanding awards. In connection with the adoption of our 2018 Equity Incentive Plan, no additional awards will be granted under our 2016 Equity Incentive Plan.

Term.    Our 2016 Equity Incentive Plan will terminate ten years from the date our Board approved the plan, unless it is terminated earlier by our Board. In connection with the adoption of our 2018 Equity Incentive Plan, no additional awards will be granted under our 2016 Equity Incentive Plan.

Eligibility.    Our 2016 Equity Incentive Plan authorizes the award of stock options, stock appreciation rights, restricted stock awards, or restricted stock units.

Administration.    Our 2016 Equity Incentive Plan is administered by our compensation committee. The administrator has the authority to construe and interpret our 2016 Equity Incentive Plan and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2016 Equity Incentive Plan may be made subject to “performance factors” and other terms in order to qualify as performance based compensation for the purposes of 162(m) of the Code.

Stock Options.    Our 2016 Equity Incentive Plan provided for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees. All awards other than incentive stock options were available for grant to our employees, directors, consultants or other service providers. The exercise price of each stock option was at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders was at least equal to 110% of that value.

Options may be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. In general, options vest over a four-year period. The maximum term of options granted under our 2016 Equity Incentive Plan is ten years.

Stock Appreciation Rights.    Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. Stock appreciation rights may vest based on time or achievement of performance conditions.

Restricted Stock.    A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions. The price (if any) of a restricted stock award is determined by the administrator. Unless otherwise determined by the administrator at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

Restricted Stock Units.    An RSU is an award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve certain performance conditions.

Additional Provisions.    Awards granted under our 2016 Equity Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by the administrator. Unless otherwise restricted by the administrator, awards that are nonstatutory stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative, or a family member of the optionee who has acquired the option by a permitted transfer. Awards that are incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our 2016 Equity Incentive Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, except in the case of death or permanent disability, in which case the options may be exercised for up to 12 months or six months, respectively, following termination of the optionee’s service to us.

If we experience a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted will be exercisable for a period of time and will expire upon the closing of a change in control transaction. In the discretion of our compensation committee, the vesting of these awards may be accelerated upon the occurrence of these types of transactions.

Our 2018 Equity Incentive Plan

Our Board and stockholders adopted our 2018 Equity Incentive Plan on May 23, 2018 and June 21, 2018, respectively. Our 2018 Equity Incentive Plan is intended to align the interests of our stockholders and the recipients of awards under the 2018 Equity Incentive Plan, and to advance our interests by attracting and retaining directors, officers, employees and other service providers and motivating them to act in our long-term best interests. As of December 31, 2019, we had 1,950,900  shares of common stock issuable pursuant outstanding awards under the 2018 Plan.

The material terms of the 2018 Equity Incentive Plan are as follows:

Plan term.    The 2018 Equity Incentive Plan terminates on the tenth anniversary of May 23, 2018, unless terminated earlier by our Board.

Eligible participants.    All officers, directors, employees, consultants, agents and independent contractors, and persons expected to become officers, directors, employees, consultants, agents and independent contractors of our Company or any of our subsidiaries are eligible to receive awards under the 2018 Equity Incentive Plan. The compensation committee of our board will determine the participants under the 2018 Equity Incentive Plan.

Shares authorized.    3,000,000 shares of common stock are available for awards granted under the 2018 Equity Incentive Plan, subject to adjustment for stock splits and other similar changes in capitalization. The number of available shares will be reduced by the aggregate number of shares that become subject to outstanding awards granted under the 2018 Equity Incentive Plan. As of the first day of each calendar year beginning on or after January 1, 2021, the number of shares available for all awards under the 2018 Equity Incentive Plan will automatically increase by a number equal to the least of (i) 300,000 shares, (ii) five percent (5%) of the number of shares that are issued and outstanding as of that date, or (ii) a lesser number of shares as determined by the compensation committee. To the extent that shares subject to an outstanding award granted under the 2018 Equity Incentive Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the settlement of an award in cash, then those shares will again be available under the 2018 Equity Incentive Plan. In addition, any shares covered by an award that have been surrendered in connection with the payment of the award exercise or purchase price or in satisfaction of tax withholding obligations incident to the grant, exercise, vesting or settlement of an award will be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued pursuant to all awards under the 2018 Equity Incentive Plan.

Award types.    Awards include non-qualified and incentive stock options, stock appreciation rights, bonus shares, restricted stock, restricted stock units, performance units and cash-based awards.

Administration.    The compensation committee will interpret and administer the 2018 Equity Incentive Plan. The compensation committee’s interpretation, construction and administration of the 2018 Equity Incentive Plan and all of its determinations thereunder will be conclusive and binding on all persons.

The compensation committee shall have the authority to determine the participants in the 2018 Equity Incentive Plan, the form, amount and timing of any awards, the performance goals, if any, and all other terms and conditions pertaining to any award. The compensation committee may take any action such that (i) any outstanding options and stock appreciation rights become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted stock or restricted stock units will lapse, (iii) all or a portion of any performance period applicable to any performance-based award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at the target level or any other level. Subject to the terms of the 2018 Equity Incentive Plan relating to grants to our executive officers and directors, the compensation committee may delegate some or all of its powers and authority to the Chief Executive Officer and President or other executive officer as the compensation committee deems appropriate.

Stock options and stock appreciation rights.    The 2018 Equity Incentive Plan provides for the grant of stock options and stock appreciation rights. Stock options may be either tax-qualified incentive stock options or non-qualified stock options. The compensation committee will determine the terms and conditions to the exercisability of each option and stock appreciation right.

The period for the exercise of a non-qualified stock option or stock appreciation right will be determined by the compensation committee provided that no option may be exercised later than ten years after its date of grant. The exercise price of a non-qualified stock option and the base price of a stock appreciation right will not be less than 100% of the fair market value of a share of our common stock on the date of grant, provided that the base price of a stock appreciation right granted in tandem with an option will be the exercise price of the related option. A stock appreciation right entitles the holder to receive upon exercise, subject to tax withholding in respect of an employee, shares of our common stock, which may be restricted stock, with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the stock appreciation right.

Each incentive stock option will be exercisable for not more than 10 years after its date of grant, unless the optionee owns greater than 10% of the voting power of all shares of our capital stock, or a “ten percent holder”, in which case the option will be exercisable for not more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of our common stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code of 1986, as amended, or the “Code”, currently 110% of fair market value.

Upon exercise, the option exercise price may be paid in cash, by the delivery of previously owned shares of our common stock, share withholding or through a cashless exercise arrangement, as permitted by the applicable award agreement. All of the terms relating to the exercise, cancellation or other disposition of an option or stock appreciation right upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the compensation committee.

The compensation committee, without stockholder approval, may (i) reduce the exercise price of any previously granted option or the base appreciation amount of any previously granted stock appreciation right, or (ii) cancel any previously granted option or stock appreciation right at a time when its exercise price or base appreciation amount (as applicable) exceeds the fair market value of the underlying shares, in exchange for another option, stock appreciation right or other award or for cash.

Stock awards.    The 2018 Equity Incentive Plan provides for the grant of stock awards. The compensation committee may grant a stock award as a bonus stock award, a restricted stock award or a restricted stock unit award and, in the case of a restricted stock award or restricted stock unit award, the compensation committee may determine that such award will be subject to the attainment of performance measures over an established performance period. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a stock award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the compensation committee.

The agreement awarding restricted stock units will specify whether such award may be settled in shares of our common stock, cash or a combination thereof and whether the holder will be entitled to receive dividend equivalents, on a current or deferred basis, with respect to such award. Prior to settlement of a restricted stock unit in shares of our common stock, the holder of a restricted stock unit will have no rights as our stockholder.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as our stockholder, including the right to vote and receive dividends with respect to the shares of restricted stock, except that distributions other than regular cash dividends and regular cash dividends with respect to shares of restricted stock subject to performance-based vesting conditions will be held by us and will be subject to the same restrictions as the restricted stock.

Performance unit awards.    The 2018 Equity Incentive Plan provides for the grant of performance unit awards. Each performance unit is a right, contingent upon the attainment of performance measures within a specified performance period, to receive a specified cash amount, shares of our common stock or a combination thereof which may be restricted stock, having a fair market value equal to such cash amount. Prior to the settlement of a performance unit award in shares of our common stock, the holder of such award will have no rights as our stockholder with respect to such shares. Performance units will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the specified performance period. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the compensation committee.

Cash-based awards.    The 2018 Equity Incentive Plan also provides for the grant of cash-based awards. Each cash-based award is an award denominated in cash that may be settled in cash and/or shares, which may be subject to restrictions, as established by the compensation committee.

Performance goals.    Under the 2018 Equity Incentive Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the compensation committee at the time of grant. The performance goals may be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms.

Individual Limits.    With respect to non-employee directors, the maximum grant date fair value of shares that may be granted to an individual non-employee director during any fiscal year of the Company is $150,000. In connection with a non-employee director’s commencement of service with the Company, the per person limit set forth in the previous sentence will be $150,000.

Amendment or termination of the 2018 Equity Incentive Plan.    The board may amend or terminate the 2018 Equity Incentive Plan as it deems advisable, subject to any requirement of stockholder approval required by law, rule or regulation.

Change of control.    In the event of a change of control, our Board may, in its discretion, (1) provide that (A) some or all outstanding options and stock appreciation rights will immediately become exercisable in full or in part, (B) the restriction period applicable to some or all outstanding stock awards will lapse in full or in part, (C) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (D) the performance measures applicable to some or all outstanding awards will be deemed to be satisfied at the target or any other level, (2) provide that some or all outstanding awards will terminate without consideration as of the date of the change of control, (3) require that shares of stock of the corporation resulting from such change of control, or a parent corporation thereof, be substituted for some or all of our shares subject to an outstanding award, and/or (4) require outstanding awards, in whole or in part, to be surrendered by the holder, and to be immediately canceled, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or stock appreciation right, the number of our shares then subject to the portion of such option or stock appreciation right surrendered, whether vested or unvested, multiplied by the excess, if any, of the fair market value of a share of our common stock as of the date of the change of control, over the purchase price or base price per share of our common stock subject to such option or stock appreciation right, (ii) in the case of a stock award, the number of shares of our common stock then subject to the portion of such award surrendered, whether vested or unvested, multiplied by the fair market value of a share of our common stock as of the date of the change of control, and (iii) in the case of a performance unit award, the value of the performance units then subject to the portion of such award surrendered; (B) shares of capital stock of the corporation resulting from such change of control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

Under the 2018 Equity Incentive Plan, a change of control will occur upon: (i) a person’s or entity’s acquisition, other than from us, of beneficial ownership of 50% or more of either our then outstanding shares or the combined voting power of our then outstanding voting securities, but excluding certain acquisitions by the company, its subsidiaries or employee benefit plans, or by a corporation in which our stockholders hold a majority interest; (ii) a reorganization, merger or consolidation of the company if our stockholders do not thereafter beneficially own more than 50% of the outstanding shares or combined voting power of the resulting company, (iii) certain changes to the incumbent directors of our Company, or (iv) a complete liquidation or dissolution of the company or of the sale or other disposition of all or substantially all of our assets; but excluding, in any case, the initial public offering or any bona fide primary or secondary public offering following the occurrence of the initial public offering.

New plan benefits.    The benefits that might be received by officers, employees and non-employee directors cannot be determined at this time. All officers, employees and non-employee directors are eligible for consideration to participate in the 2018 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2019 and December 31, 2018 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” the following is a description of all related person transactions that occurred during our fiscal years ended December 31, 2019 and December 31, 2018.

Note and Stock Pledge Termination

On May 23, 2018, we issued a bonus to Joseph Furnari and Mike Furnari, each in the amount of $66,812.40, in lieu of the repayment of outstanding indebtedness equal to such amount. This indebtedness was represented by full recourse secured promissory notes used to pay the purchase price for restricted stock awards to these individuals. Our Board made this decision to comply with the requirements of Section 402 of the Sarbanes-Oxley Act, which prohibits public companies from extending loans to its executive officers. In connection with such note termination, any collateral securing the performance of the obligations under the notes, including the shares of common stock pledged to us, were released.

Review, Approval or Ratification of Transactions with Related Parties

Our Board reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to this offering, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our Board prior to their consideration of such transaction, and the transaction is not considered approved by our Board unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

Additionally, we adopted a written related party transactions policy that such transactions must be approved by our audit committee or another independent body of our Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings. Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and we do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the Internet and mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please complete the proxy online as soon as possible. In the event you are able to attend the Annual Meeting, at your request, HyreCar will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 355 S. Grand Avenue, Los Angeles, CA 90071, Attn: Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

Annual Report on Form 10-K

Copies of HyreCar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 may be obtained without charge by writing to the Company’s Secretary, HyreCar Inc., 355 South Grand Avenue, Suite 1650, Los Angeles, CA 90071. The Notice, our Annual Report on Form 10-K and this proxy statement are also available online at and https://www.iproxydirect.com/hyre.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Grace Mellis
Grace Mellis Chairman of the Board of Directors
April 29, 2020

HYRECAR INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – WEDNESDAY, JUNE 10, 2020 AT 10:00 AM PDT

CONTROL ID:
REQUEST ID:

The undersigned hereby appoints, Joseph Furnari and Scott Brogi, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of HyreCar Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's 2020 Annual Meeting of Stockholders to be held online at: www.issuerdirect.com/virtual-event/hyre on June 10, 2020 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Please ensure you fold then detach and retain this portion of this Proxy

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	www.iproxydirect.com/hyre
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF HYRECAR INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1 →	**FOR**	**WITHHOLD**	
Election of Class II Directors			
Joseph Furnari	☐	☐	
Jayaprakash Vijayan	☐	☐	

CONTROL ID:
REQUEST ID:

Proposal 2 →	**FOR**	**AGAINST**	**ABSTAIN**
Proposal to ratify dbb*mckennon* as HyreCar's independent registered public accountant for fiscal year ending December 31, 2020.	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ **New Address (if applicable):**

____

____

____

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020.

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

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(Second Signature if held jointly)